February 26, 2004



SVB Financial Services, Inc.
70 East Main Street
Somerville, New Jersey 08876

Re:      SVB Financial Services, Inc.
         2003 Directors Stock Option Plan

Ladies and Gentlemen:

         We refer you to the proposed Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, of SVB Financial Services, Inc., (the "Company") pertaining to the offer and sale by the Company of 129,081 shares of the Company's Common Stock, $2.09 par value per share (the "Common Shares") pursuant to options granted from time to time under the Company's 2003 Directors Stock Option Plan (the "Plan").

         We have acted as counsel to the Company in connection with the Registration Statement. In such capacity, we have examined the Registration Statement, copies of the Company's Certificate of Incorporation and amendments thereto, the Plan, certificates of officers of the Company and of public officials and such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.



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SVB Financial Services, Inc.
February 27, 2004
Page 2

         Based upon the foregoing examination, it is our opinion that upon the issuance of certificates evidencing the Common Shares and delivery thereof in exchange for payment of the option prices set forth in option agreements properly granted under the Plan from time to time, and upon satisfaction of all other conditions, if any, set forth in such option agreements, then the Common Shares shall be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the prospectus included in such Registration Statement under the heading "Legal Matters."

                                              Very truly yours,

                                              NORRIS, McLAUGHLIN & MARCUS, P.A.

                                              /s/ Peter D. Hutcheon
                                              ---------------------
                                              PETER D. HUTCHEON,
                                              A Member of the Firm